UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 4)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

C3 Event Management, Inc.
(Name of small business issuer in its charter)

Delaware	7389	45-2887811
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

9846 Bailey Road
Cornelius, NC 28031
704-519-7484 Telephone
(Address and telephone number of registrant's principal executive offices and principal place of business)

Charity Helms
President
9846 Bailey Road
Cornelius, NC 28031
704-519-7484 Telephone
(Name, address, and telephone number of agent for service)

Please send a copy of all correspondence to:
Sharon M. Drew, Esq
471 Maple St.
West Lafayette, IN 47906
805-794-8930 Telephone
sharonmdrew@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock already issued, par value $.0001	10,680,015	$0.05	$534,001	$61.20
Total	10,680,015	$0.05	$534,001	$61.20
__________
(1)    Registration fee has been paid via Fedwire.

(2)    Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 (the “Act”) or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

We are considered a shell company under Rule 405 of Regulation C of the Act. A “shell company” is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. Therefore, any investment in our stock will likely be an illiquid investment. See Risk Factors beginning on page 8.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2013

We are an “emerging growth company” as defined under the federal securities laws. Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 8.

PRELIMINARY PROSPECTUS

C3 Event Management, Inc.

10,680,015 Shares of Common Stock
Price per share: $0.05

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.  There is no present public trading market for the Company's Common Stock and the price at which the Shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  The Company has determined the offering price based, primarily, on its projected operating results. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. We intend on using all of our cash resources to 1.) provide for the listing requirements, including payments for DTC eligibility and for our transfer agent and 2.) continued development of our business plan. The Company will not receive any proceeds from the sale of these shares.

Our independent registered public accounting firm included an explanatory paragraph in the report on our 2012 financial statements related to the uncertainty in our ability to continue as a going concern.

The sales price to the public is fixed at $0.05 per share and the price shall remain fixed for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB, upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board. If our common stock becomes quoted on the Over the Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

We are an “emerging growth company” as defined under the federal securities laws. Investing in our Class A common stock involves risks. The purchase of our shares involves substantial risk. See “Risk Factors” beginning on page 8 for a discussion of risks to consider before purchasing our common stock.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

WE ARE CONSIDERED A SHELL COMPANY UNDER RULE 405 OF REGULATION C OF THE ACT. A “SHELL COMPANY” IS A COMPANY WITH EITHER NO OR NOMINAL OPERATIONS OR ASSETS, OR ASSETS CONSISTING SOLELY OF CASH AND CASH EQUIVALENTS. THEREFORE, ANY INVESTMENT IN OUR STOCK WILL LIKELY BE AN ILLIQUID INVESTMENT. SEE RISK FACTORS BEGINNING ON PAGE 8.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  FEBRUARY 20, 2013

Table of Contents

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	8
Use of Proceeds	18
Dilution	18
Selling Security Holders	18
Plan of Distribution and Terms of the Offering	20
Legal Proceedings	21
Director, Executive Officers, Promoters and Control Persons	21
Security Ownership of Certain Beneficial Owners and Management	22
Description of Securities	22
Interest of Named Experts and Counsel	24
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	24
Description of Business	24
Reports to Stockholders	31
Management’s Discussion and Analysis	31
Facilities	34
Certain Relationships and Related Party Transactions	35
Market for Common Equity and Related Stockholders Matters	35
Dividends	35
Executive Compensation	36
Reports to Security Holders	37
Index to Financial Statements	39
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-9

Prospectus Summary

This summary contains material information about us, and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the Risk Factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” and “C3 Event Management,” refer to C3 Event Management, Inc.

C3 Event Management, Inc. is a development stage company incorporated in the State of Delaware in July of 2011.

C3 Event Management, Inc’s. address and phone number is:
C3 Event Management, Inc.
9846 Bailey Road
Cornelius, NC 28031
704-519-7484 Telephone

Operating History

C3 Event Management, Inc. is a recently incorporated development stage company with no operating results to date other than organizational activities. The purpose of the company is to become the premier event management and planning company throughout the Carolinas. To date, operations have been on an extremely limited basis.

The Company is focused on becoming an event planning company primarily serving the Charlotte and Raleigh, North Carolina and markets but may provide services to any other market or region.  Our goal is to plan corporate events such as conventions, business conferences, and product launches, as well as social events such as weddings, reunions, and anniversaries, and develop and implement a marketing and sales program to sell these event-planning services.

Company Assets

C3 Event Management’s principal assets (“Assets”) consisted of cash totaling $4,300 as of July 31, 2012.

Company Cash Flow

The Company has cash assets derived from a private placement of its stock.  For the period from its inception through the period ending June 30, 2012 and July 31, 2012 the Company had Gross Revenues of $0. From inception to the period ending July 31, 2012, the Company had Total Operating Expenses of $5,200, Net Loss of $5,200, Total Current Assets of $4,300, Total Assets of $4,300, Total Current Liabilities of $0, and Total Stockholders’ Equity (Deficit) of $4,300.

Future Assets and Growth

Over the next year, the Company hopes to penetrate the local event planning and management market throughout the Carolinas.  Within the next twelve months, we hope to market to targeted events in Charlotte, NC and to establish a business relationship with at least five local resorts over the first two to three months of operations.  From there, we hope to attract local high-end wedding destinations for our premium pricing services which would allow us to increase our profit margins organically.

The Company has yet to develop a website or marketing presence, but over the next year we will continue to develop our marketing strategy and web presence. We hope to position ourselves uniquely in the marketplace, offering superior customer service and points of contact with clients that our competitors lack and a focus on event management and strategic planning. The Company had a Net Profit of $0 for the period from inception to July 31 2012 and anticipates it will operate at a deficit for its next fiscal year and may expend most of its available capital. The Company’s cash on hand is, primarily, budgeted to cover the anticipated operating costs for the development of our marketing plan and legal, accounting, and Transfer Agent services. We believe the Company will have sufficient capital to operate its businesses over the next twelve months. There can be no assurances, however, that actual expenses incurred will not materially exceed our estimates or that cash flows from existing assets will be adequate to maintain our businesses.

We will bring a customer-service oriented focus into the marketplace for event management and planning. In addition to ensuring that we keep our clients satisfied through superior customer service, we will invest in hiring only high-end planners and securing five star locations to provide a high-end, environmentally rich settings for each individual client. The Company may lose money in its first, full year of operation and it shall require raising additional capital to develop its services.

It is not the intention of C3 Event Management, Inc. to be a “blank check” company as defined under 17 CFR230.419, even though we currently have no revenue and will not be able to implement our business plan without raising additional funds. We have no plans to merge with an unidentified company. Currently, we have friends, family and local businesses in the Charlotte, North Carolina area who have expressed an interest in learning more about our company and potentially becoming an equity stakeholder. I have invested considerable time in the development of research and potential opportunities by attending community events and speaking with decision-makers at a few local venues that I plan to pursue as potential marketing partners. So far, we have designed a logo, set up a website, a Facebook account and a twitter account to begin our brand building and presence on the Web to present a professional image to attract new potential clients. I also follow local event planning and plan to approach triplediscountdisplays.com build us an impactful trade show display for $1,000. Networking is a priority for C3 Event Management and we are making plans to attend industry seminars and network with other professionals through local chamber membership and pursue membership with Business Network International (BNI) to jumpstart our business.

The Company currently has a Chief Executive Officer, who is also a Director, Charity Helms. Ms. Helms is our sole employee.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum. $0.05 is a fixed price at which the selling security holders may sell their shares. We plan to seek a the services of a market maker to assist us with a listing of our shares on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception through the period ended July 31, 2012 are derived from our audited financial statements, respectively.

At July 31, 2012

TOTAL ASSETS	4,300

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

CURRENT LIABILITIES	0

TOTAL LIABILITIES	0

TOTAL STOCKHOLDERS’ EQUITY	4,300

TOTOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	4,300

For the period July 29, 2011 (inception) through June 30, 2012

Net Costs	$0

Net loss	0

Earnings per share of common stock – Basic	0

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as a emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

RISK FACTORS

Investors in C3 Event Management should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks. Prospective investors should be aware that the company has not yet developed its website or any products and that substantial development work will be required to develop them.

We are considered a “shell company” and consequently, purchase of our stock will likely be an illiquid investment

The Securities and Exchange Commission (“SEC”) adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our audited balance sheet reflects that we have $0 cash and no assets and, therefore, we will be defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes the resale of restricted securities by shareholders of a shell company more difficult.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under

Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our sole officer and director is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of management and/or our directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have only one director who is also our only officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, since we only have one director, she have significant control over all corporate issues. We do not have an audit or compensation committee comprised of independent directors. Our two directors perform these functions and are not independent directors. Thus, there is a potential conflict in that our directors are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our directors decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we ceased to be a shell company and have satisfied the requirements of rule 144(i)(1)(2).

Because C3 Event Management is a “shell company” as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon

Section 4(1) of the Securities Act of 1933 for non-affiliates.

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business (JOBS)Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

We are significantly dependent on our primary officer and director, who has limited experience. The loss or unavailability to C3 Event Management of Mrs. Helms services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Charity Helms, our Chief Executive officer and director. It would be difficult to replace Mrs. Helms at such an early stage of development of C3 Event Management. The loss by or unavailability to C3 Event Management of Mrs. Helms services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mrs. Helms could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Mrs. Helms, should her services be discontinued. In the event that we are unable to locate or employ personnel to replace Mrs. Helms we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Mrs. Helms has limited experience in managing the operations of an event management company. The lack of experience in framing an event management business could limit or eliminate your return on investment.

As a result of our reliance on Mrs. Helms and her lack of experience in developing an event management company, our investors are at risk in losing their entire investment. Mrs. Helms intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not provide any capital to our company, future offerings will be necessary to satisfy capital needs. Until such future offering occurs, and until such management is in place, we are reliant upon Mrs. Helms to make the appropriate management decisions.

Mrs. Helms is involved with other businesses and there can be no assurance that she will continue to provide services to us. Mrs. Helms limited time devotion of less than 20 hours per month to C3 Event Management could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mrs. Helms is currently involved in other businesses and may in the future be involved with additional businesses and there can be no assurance that she will continue to provide services to us. Mrs. Helms will devote only a portion, less than 20 hours per month, of her time to our activities. As our Chief Executive officer and director, decisions are made at her sole discretion and not as a result of compromise or vote by members of a board. Mrs. Helms faces time devotion conflicts of interests with the Company and Mrs. Helms will be faced with choosing to allocate business opportunities between the Company and Mrs. Helms other companies.

Because of market pressures from competitors with more resources, we may fail to implement our business model profitably.

Because we do not yet have any customers or revenue, we assume that most of our competitors will have more resources at their disposal as they will be better established in the marketplace. Our ability to compete depends on many factors beyond our control, including locating clients that are willing to pay a premium for superior event management services and our ability to find clients and events that will be held at five star locations, which could allow the Company to charge premium prices for our services.

We are dependent on the popularity of event planning and management.

Our ability to generate revenue and be successful in implementation of our business plan is dependent on consumer acceptance of strategic planning and management of events at five star locations. If we are not able to meet consumer expectation or if there is inadequate consumer desire for strategic planning and management of events at five star locations, we will be forced to seek lower revenue venues and events thereby reducing our expected market share and profitability. The value of our stock would be negatively affected if we are not able to secure event planning at five star locations on a consistent basis.

Inadequate Financial Projections

We are not providing any financial projections as to the results of operations of the Company. Inadequate financial projections makes an investment in our stock risky because you will not have any financial measurements by which to determine if the Company is capable of meeting its financial projections or if it has grossly under or overestimated its market opportunities. If we have underestimated our abilities, the value of your investment may be worthless and you could lose the entire value of your investment.

Our common shares will be subject to the "Penny Stock" Rules of the SEC, and the trading market in our securities will be limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission ("SEC") that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks;

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers including: disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so .

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

Upon the effectiveness of this registration statement, we will become a reporting company the Securities Exchange Act of 1934, as amended . In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering. The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.05per share. Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold. In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock. In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted. This may, in turn, result in a substantial decrease in the per-share value of your common stock.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares. This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

Investors may never receive cash distributions, which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our start-up nature, we will have to incur the costs related to securing five star locations and effectively marketing our services, in addition to hiring new employees and commencing additional marketing activities. To fully implement our business plan we will require substantial additional funding. This offering will not result in any proceeds to the Company, and thus, additional proceeds will be needed in order to fully implement our business plan. Since our officers and directors are not taking compensation for their time or talents, we will be able to deploy a modest website with our current resources, but will need to raise additional capital to fully implement our business plan.

Following this offering we will need to raise additional funds to expand our operations. We currently anticipate that we will require $100,000 for the next 12 months of operation to fulfill our planned activities. This amount will cover  our stationary, advertising, overhead, contractor services, postage and business promotion activities. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “penny stock”, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;

•	Disclose certain price information about the stock;

•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•	Send monthly statements to customers with market and price information about the penny stock; and

•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Until our common stock is registered under the Exchange Act, we will not be a reporting company.

We are not a registered company and will not be so unless and until this S-1 is effective. As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter. Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices, and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; increased competition; our ability or inability to generate future revenues; and market perception of the future of development of wood product manufacturing.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

We could potentially need to sell shares in the future, which would result in a dilution to our existing shareholders.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in Cimarron is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required. The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders. The price of each share outstanding common share may decrease in the event we sell additional shares.

Our offering price was arbitrarily determined and is unrelated to our assets or the results of our recent operations.

The offering price of $0.05 per share of common stock was arbitrarily determined by Cimarron and is unrelated to specific investment criteria, such as the assets or past results of the Company’s operations. In determining the offering price, Cimarron considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

We are considered a shell company under Rule 405 of Regulation C as we have nominal assets and nominal operations.

We only have cash as assets as of the date of this registration statement and have not yet developed our website. Thus our operations may be considered “nominal.” Because of this, Rule 144(i)(1) prohibits the use of the rule for sales of restricted stock and stock held by affiliates into the public market if the issuing company is now or ever has been a shell company, unless the requirements of Rule 144(i)(2) are satisfied.

We are not raising any money in this offering and thus may be in worse financial condition once we are effective.

Unless we are able to obtain a loan or find additional financing, we may be in worse financial condition than our current condition. We are obligated to pay approximately $10,000 in offering expenses and thus, may carry this amount as a liability at the conclusion of this offering.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

Unless we file a registration statement on Form 8-A, which we have no obligation to file, we will not be a fully reporting company but will only comply with the limited reporting requirements of Exchange Act requiring us to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. We would not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not “accredited investors,” excluding securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that unless we file a Form 8-A, access to information regarding our business and operations will likely be limited.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to limited reporting requirements of the Exchange Act identified above (i.e., annual, quarterly and material events). Except during the year that our registration statement becomes effective, even these limited reporting obligations would be automatically suspended under Section 15(d) of the Exchange Act if we have less than 500 shareholders and do not file a registration statement on Form 8-A (which we have no obligation to file). We would then no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more limited.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of the 10,680,015 shares of our common stock of which 680,015 shares are held by 35 shareholders of our common stock, which sold in our Regulation D offering completed in July 2012 for $0.0125 per share. The offering was not registered and was subject to an exemption from registration under Rule 506 of Regulation D.  The remaining 10,000,000 were sold at a price of $.0001 per share to various, consultants and our officer.. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

All investors received a Private Placement Memorandum dated November 1, 2010. All investors had a previous existing relationship with the issuer, were apprised of all the risks, and provided a completed subscription agreement.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  January 1, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

The table below assumes the sale of the 10,680,015 shares offered in this prospectus at an assumed initial public offering price of $.05 per share and before any deduction of estimated offering expenses. The 10,680,015 shares held by current stockholders being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

C3 Event Management Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering

Charity Helms1	240,000	0
Enverdia, LLC2	408,000	0
Lodestar Properties3	8,400,000	0
Blakeney Strategic Capital4	952,000	0
Steve Keller	19,429	0
Jacob Keller	19,429	0
John Lewis	19,429	0
Paige Lewis	19,429	0
Dayna Critz	19,429	0
Robert Palmer	19,429	0
Marion Palmer	19,429	0
David Temple	19,429	0
Joseph McMurry	19,429	0
Lisa McMurry	19,429	0
Sara Palmer	19,429	0
David Galloway	19,429	0
Kotaya Griffin	19,429	0
Katy Kapas	19,429	0
George Critz	19,429	0
Michael Kapas	19,429	0
Donna Bennett	19,429	0
Max Bennett	19,429	0
Julia Meeker	19,429	0
Alan Meeker	19,429	0
Courtney Meeker	19,429	0
Teresa Garvin	19,429	0
Michael Olsson	19,429	0
Teresa Olsson	19,429	0
Chris Day	19,429	0
Faith Day	19,429	0
Ron Johnson	19,429	0
Elizabeth Johnson	19,429	0
John Marus	19,429	0
Wendy Marus	19,429	0
Mary Marus	19,429	0
Natalie Marus	19,429	0
David Hunter	19,429	0
Cara Hunter	19,429	0
Dianne Keller	19,429	0

___________________
1 Ms. Helms is our Chief Executive Officer and sole Director

2 Enverdia, LLC is managed by Dayna Critz, a resident of North Carolina.

3 Lodestar Properties is managed by Joe Looney.

4 Forrest Garvin is the Managing Member of Blakeney Strategic Capital, LLC which has provided business consulting for C3 Event Management since its inception.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share. We plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Although our common stock is not listed on a public exchange, we plan to seek a listing on the Over the Counter Bulletin Board (OTCBB) when this Registration Statement is declared effective by the SEC. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by a selling security holder must be made at the fixed price of $0.05. In the event we are successful in our attempts to have a market maker quote our stock on the OTCBB, we will need to comply with ongoing reporting requirements in order to ensure that the market maker will continue to quote our stock.

The Selling Stockholder and intermediaries through whom such securities are sold are deemed "underwriters" within the meaning of the Act in which event profits, discounts or commissions received by such persons may be deemed to be underwriting commissions under the Act.

All expenses of the registration of securities covered by this Prospectus are to be borne by the Company, except that the Selling Stockholder will pay any applicable underwriters' commissions, fees, discounts or concessions or any other compensation due any underwriter, broker or dealer and expenses or transfer taxes.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales are permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares hereunder, including legal and accounting fees (approximately $10,000), consulting fees (approximately $4,000) and such expenses are estimated to be approximately $15,056 in total.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the director and executive officer is as follows:

Name	Age	Title

Charity Helms	40	Chief Executive Officer, Director

Duties, Responsibilities and Experience

Charity Helms – CEO and Director

Charity Helms [40] currently serves as a professional vocal coach with Creative EJ, who offers private lessons for all contemporary instruments including guitar, bass, drums, keyboards, and voice. She is an active professional who uses the latest technology and methods that the pros use to learn how to fine tune their art. Charity attended Liberty University where she earned degrees in both English and Music.  Charity also travels as a worship leader and soloist, and has performed and trained at various places across the country, such as, The Billy Graham Training Center at The Cove, Joni and Friends Family Camp, Proverbs 31 Ministry, Carmel Baptist Church, Young Life’s Windy Gap, Calvary Church, Christ Fellowship Church, Southern Evangelical Seminary, Liberty University, and many more.  Charity along with her husband Tim, have built a cutting edge non-profit company that enjoys helping train young professionals to pursue their true passion, and employ sound business concepts to build a business that will impact and empower generations to come.

Mrs. Helms is the promoter of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 10,680,015 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering

Lodestar Properties	8,400,000	79%	0%
Blakeney Strategic Capital	952,000	9%	0%
Charity Helms, CEO, and Treasurer	240,000	2%	0%
All Directors, Officers and Principal Stockholders as a Group	9,592,000	90%	0%
_____________
1.)	The address of each shareholder is care of C3 Event Management, Inc., 9846 Bailey Road, Cornelius, NC, 28031, unless otherwise stated.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED.

General

Our authorized capital stock consists of 100,000,000 Shares of common stock and 10,000,000 Shares designated as preferred shares with, $0.0001 par value per Share.

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. Currently we have 10,680,015 common shares issued and outstanding.  We do not have any holding period requirements for our common stock.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, $.0001 par value per share. Currently we have 0 preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the Over the Counter  bulletin board, including:

*   we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

*   we must remain current in our filings;

*   we must find a member of FINRA to file a form 211 on our behalf. The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Stan J.H. Lee, CPA to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Sharon M. Drew will be paid $5,000 for services rendered relating to this S-1 registration statement.

 DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of C3 Event Management will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

Summary

The Company was incorporated in the State of Delaware on July 29, 2011.  We have not generated any revenue to date and we are a development-stage company.  The Company is focused on becoming an event planning company primarily serving the Charlotte and Raleigh, North Carolina and markets but may provide services to any other market or region.  Our goal is to plan corporate events such as conventions, business conferences, and product launches, as well as social events such as weddings, reunions, and anniversaries, and develop and implement a marketing and sales program to sell these event-planning services.

Our Business Plan

A description of the Company’s intended business is included in part throughout this prospectus or attached hereto. Certain financial forecast information is available from the Company. Because the financial information is a forecast only, and we cannot be certain that the numbers in the forecast will ever be accurate, we provide that information to those of you who seek to know more about our financial plans for operation. You should anticipate that a total loss of your investment is possible, however. The information provided in this prospectus is based on assumptions that the Company believes to be reasonable, the forecasted financial information and projections have not been examined by any accountant or other professionals, and the Company can give no assurance that such assumptions will prove to be correct. This prospectus includes additional information about the Company the market for our products and services, our business overview, expected competition and management of the Company. While this prospectus is reflective of our present plans and intentions, prospective investors are cautioned that there can be no assurance whatsoever that any of the stated objectives will be achieved, or that we will be able to implement our plan or achieve the levels of performance that we expect.

We may revise this prospectus from time to time to optimize business opportunities and address changes as they occur. Therefore, investors should be aware that this prospectus is merely a summary of what our Company presently intends to achieve in the future based on present conditions and assumptions, all of which will be subject to a number of other factors, most of which are beyond the immediate control of the Company.

Industry Background

Individuals and groups hire event planners for the simple reason that they lack the time or experience to plan their events themselves.  Independent planners can step in and give these events the attention that they deserve. Generally speaking, special events occur for the following purposes:

•	Celebrations - for example, fairs, parades, weddings, reunions, birthdays, or anniversaries;
•	Education - for example, conferences, meetings, or graduations;
•	Promotions - for example, product launches, political rallies, or fashion shows; and
•	Commemorations - for example, memorials or civic events.

There are two basic markets for event planning services: corporate and social.  For the purposes of this discussion, the term "corporate" includes not only companies but also charities and non-profit organizations. Companies host trade shows, conventions,   picnics, holiday parties and meetings for staff members, board members or stockholders.  Charities and non-profit organizations host gala fundraisers, receptions and athletic competitions, among other events to expand their public support base and raise funds. Finally, the social market includes weddings, birthdays, anniversaries, reunions, and other similar events.

Event planning agencies typically are asked to perform a variety of tasks related to any one event.  These tasks include, but are certainly not limited to, the designing of the event, locating and securing event sites, arranging for food, beverage, and entertainment, planning and arranging transportation to and from the event, sending invitations to attendees, arranging any necessary accommodations for attendees, coordinating the activities of event personnel, and event supervision.

The events industry in the United States is fragmented with several local and regional vendors that provide a limited range of services in two main segments: 1) business communications and event management; and 2) meeting, conferences and trade shows.  The industry also consists of specialized vendors such as production companies, meeting planning companies, and destination logistics companies that may offer their services outside of the events industry. A special focus on social media is critical to our success and we will focus substantial time, money and energy optimizing our opportunities to drive traffic to our site.

Marketing Strategy

C3 Event Management, Inc. will generate leads through its search engine optimization driving traffic to its Web site and through data capture through its Facebook page. In addition, our sole officer and director, Ms. Helms, will attend local chamber of commerce events, prepare and present professional presentations to cold-call corporations, network through LinkedIn, Twitter and other online and brick and mortar organizations to sell services.

Marketing

We intend to pursue a wide variety of marketing techniques to attract visitors to its website, including:

•
Viral Marketing: There is little doubt that the major method for marketing and promotion of social networking sites is viral marketing/word of mouth.  So-called viral marketing uses existing communication networks to spread the word exponentially.  The key to the best viral marketing is create something that generates buzz and is so fascinating that it gets passed by viewers to their friends via e-mail and social networks.

•	Search Engine Strategies: keyword-rich page title, descriptive keywords, making the website search engine friendly.

•	Other Available Strategies: Other marketing strategies the registrant may pursue are public relations strategies, linking strategies, email strategies, and possibly purchasing Pay per Click ads.

Government Regulation

Some electronic commerce activities are regulated by the Federal Trade Commission. These activities include the use of commercial e-mails, online advertising and consumer privacy. The Federal Trade Commission regulates all forms of advertising, including online advertising, and states that advertising must be truthful and non-deceptive. Safeguards will be put in place to protect consumers’ rights and privacy on our website.

In addition to the above, C3 Event Management, Inc. is considering marketing its services through organizations such as the Raleigh Chamber of Commerce and the Raleigh Convention and Visitors Authority.  These organizations offer an opportunity to network with businesses and other organizations seeking to host events.

Business Strategy

Our business strategy centers around integrating modern event planning disciplines, marketing and sales tools and techniques with traditional service elements currently found in the event planning business.  Our business strategy will focus on the following:

•	Leverage our event planning experience, contacts and network;

•	Build our operations to include event staffing, program development and satisfaction ranking services for events that we assist;

•	Offer special event planning for associations and corporations generally, on an as-needed/requested basis.

To effectively build our business, we will require the establishment of a solid clientele ranging from medium and large size associations as well as companies to address this type of client's event planning needs.

General Management Services

C3 Event Management offers general management services that provide its clients with centralized coordination and execution of the overall event.  In connection with providing general management services, C3 Event Management will utilize an executive producer responsible for overseeing the production of an event or exhibition.  The executive producer coordinates the services that C3 Event Management provides for its future client.  C3 Event Management anticipates that it will provide the following general management services:

•	Project oversight;
•	Budget oversight;
•	Project control and accountability;
•	Event promotion and marketing creation;
•	Schedule management; and
•	Fulfillment provider management.

Execution

C3 Event Management plans to use internal resources to execute an event. As the clients' needs dictate, however, C3 Event Management can structure its role so that it is transparent to attendants at the event.  C3 Event Management expects to provide the following execution services:

•	On-site quality and logistics control;
•	Program design;
•	Hotel and venue coordination and rental;
•	Transportation management;
•	Hospitality management;
•	Registration management;
•	Entertainment coordination; and
•	Food and beverage management.

Fulfillment

Fulfillment is the last stage in the event process.  It includes the actual provision of services such as catering, registration, transportation rental, audio and visual equipment rental, decoration rental and temporary on-site labor.  C3 Event Management plans to offer fulfillment services using either internal resources or third-party vendors as determined on an event-by-event basis.

Creative Talent

A primary value that C3 Event Management plans to bring to its clients is the creative talent, energy and commitment of its staff. C3 Event Management seeks to attract and retain the best personnel by developing attractive compensation, benefits and training programs and providing long-term career opportunities that its smaller competitors cannot duplicate.

Today, corporations are searching for new ways to motivate, excite and impart a message to their audience.  C3 Event Management plans to help these corporations accomplish these goals by designing a creative platform from which to communicate.  For instance, most companies do not realize they can afford to do a concert event with headline talent because it has never been presented to them as a marketing tool.  Most of C3 Event Management's programs are more in line with the standard format of events (i.e., meetings and business theater).

C3 Event Management recognizes that each event-planning client’s needs will be unique to that client.  Therefore, the services provided to each   C3 Event Management will be narrowly tailored to that client’s needs and desires.  We are currently surveying the events currently taking place in the Raleigh market, so that we will have the necessary contacts and knowledge to narrowly tailor each event to enhance the customer’s experience.  For example, in the wedding arena, we have identified wedding chapels and reception halls/areas that could be used for clients, depending on individual tastes and budgets.  We can meet budgets from $1,000 and up for wedding planning.  For larger budgets, we have identified private chapels at some of the largest hotels on the Raleigh Strip, which could run into the tens of thousands of dollars.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Employees

We are a development stage company and currently have only one part-time employee, Charity Helms, who is also our sole officer and director. We look to Mrs. Helms for her entrepreneurial skills and talents. It is Mrs. Helms who provided us our business plan. For a discussion of Mrs. Helms experience, please see “Management.” Initially Mrs. Helms will coordinate all of our business operations. Mrs. Helms has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

Mrs. Helms is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan , the set-up of marketing plans, and hiring appropriate personnel.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We do not own any real property. Our offices are leased through our sole officer and director, Ms. Charity Helms free of charge.

Bankruptcy or Similar Proceedings

We are a newly-incorporated entity and there has been no bankruptcy, receivership or similar proceeding.

Delaware Anti-takeover Law

We are governed by Section 203 of the DGCL. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

●	Prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or
●
Upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85.0% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●
At or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

The application of Section 203 may limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

In general, Section 203 defines “business combination” to include:

●	Any merger or consolidation involving the corporation and the interested shareholder; or
●	Any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10.0% or more of the assets of the corporation to or with the interested shareholder; or
●	Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested shareholder; or
●
Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

●	The receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an "interested shareholder" as any person that is

●	The owner of 15% or more of the outstanding voting stock of the corporation; or
●
An affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	The affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested shareholder” to effect various business combinations with a corporation for a three-year period, although the shareholders may, by adopting an amendment to the corporation's certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Provisions of our Certificate of Incorporation and bylaws and of Delaware law could make the following more difficult:

●	Acquisition of us by means of a tender offer;
●	Acquisition of us by means of a proxy contest or otherwise; or
●	Removal of our incumbent officers and directors.

Competition

Many of the competitors include other event planning agencies, caterers, and catering and event departments at the various Raleigh hotel-casinos.  Many business and social groups may use these competitors before they would consider utilizing the services of C3 Event Management, Inc.  These competing individuals and entities are significantly larger and have substantially greater financial, industry recognition and other resources than C3 Event Management. There is no assurance that they will be able to compete successfully against present or future competitors or that competitive pressures faced by them will not have a material adverse effect on the company.

Management

We currently only have one officer who also serves as our director:  Ms. Charity Helms. Ms. Helms will manage the company, determine the composition of our board of directors and implement our sales, marketing and financing strategy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Company utilizes office space provided at no cost from Mrs. Helms, our primary officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected. Mrs. Helms is the primary officer, director, and promoter of C3 Event Management, Inc. and developed the business plan.

Blakeney Strategic Capital, LLC has provided informal consulting services to Mrs. Helms since her inception of C3 Event Management, Inc. Mr. Forrest Garvin, the principal of Blakeney Strategic Capital, LLC has also orally committed to provide an undisclosed amount of operating funds in return for a promissory note with an annual interest rate of 12%. There are no firm plans in place for any particular, specific amount of cash from Blakeney Strategic Capital, LLC or Mr. Garvin personally.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

•	Any director or executive officer of the small business issuer;
•	Any majority security holder; and
•	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2013

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 15(d) as opposed to the requirements of Section 13(a) under the Exchange Act, which requires an issuer to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K.

All of our reports, when and if we file the same, can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

C3 Event Management, Inc. a Delaware company, is a development stage company incorporated in the State of Delaware in July 2012. We were formed to engage in the business of event planning and management in five star locations throughout the Carolinas. In July 2012, we commenced our planned principal operations, and therefore have no significant assets. To date, we solely developed our business plan.

Since our inception on July 29, 2011 to July 31, 2012, we have not generated any revenues and have incurred a net loss of $5,200. During this time, we incurred operating expenses of $5,200 resulting in a cumulative loss of $5,200. To this point, our only business activity has been the formation of our corporate entity, creation and development of our business model, and analyzing the viability of our business. We believe that sales revenue, loans from our officer, and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. We may sell additional shares in a private offering or other offering if we are unable to obtain funds from another source such as a shareholder loan. If sufficient funds cannot be raised, none of the Company’s plans may be implemented. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

C3 Event Management, Inc. plans, over the next 12 months, to generate leads through its search engine optimization driving traffic to its Web site and through data capture through its Facebook page. In addition, our sole officer and director, Ms. Helms, will attend local chamber of commerce events, prepare and present professional presentations to cold-call corporations, network through LinkedIn, Twitter and other online and brick and mortar organizations to sell services.  In addition, we plan to pursue certain marketing activities including:

•
Viral Marketing: There is little doubt that the major method for marketing and promotion of social networking sites is viral marketing/word of mouth.  So-called viral marketing uses existing communication networks to spread the word exponentially.  The key to the best viral marketing is create something that generates buzz and is so fascinating that it gets passed by viewers to their friends via e-mail and social networks.

•	Search Engine Strategies: keyword-rich page title, descriptive keywords, making the website search engine friendly.

•	Other Available Strategies: Other marketing strategies the registrant may pursue are public relations strategies, linking strategies, email strategies, and possibly purchasing Pay per Click ads.

In addition to the above, C3 Event Management, Inc. is considering marketing its services through organizations such as the Raleigh Chamber of Commerce and the Raleigh Convention and Visitors Authority.  These organizations offer an opportunity to network with businesses and other organizations seeking to host events.

For the next 12 months, our business strategy centers around integrating modern event planning disciplines, marketing and sales tools and techniques with traditional service elements currently found in the event planning business.  Our business strategy will focus on leveraging our event planning experience, contacts and network; build our operations in terms of providing staffing services for events, offering special event planning to associations and corporations on an ad hoc basis.

To effectively build our business, we will require the establishment of a solid clientele ranging from medium and large size associations as well as companies to address this type of client's event planning needs. Through the revenue we hope to generate from our initial plans and activities during the first 12 months, we plan to reinvest substantially all of our profits back into the Company.

General Management Services

C3 Event Management offers general management services that provide its clients with centralized coordination and execution of the overall event.  In connection with providing general management services, C3 Event Management will utilize an executive producer responsible for overseeing the production of an event or exhibition.  The executive producer coordinates the services that C3 Event Management provides for its future client.  C3 Event Management anticipates that it will provide the following general management services:

•	Project oversight;
•	Budget oversight;
•	Project control and accountability;
•	Event promotion and marketing creation;
•	Schedule management; and
•	Fulfillment provider management.

Execution

C3 Event Management plans to use internal resources to execute an event. As the clients' needs dictate, however, C3 Event Management can structure its role so that it is transparent to attendants at the event.  C3 Event Management expects to provide the following execution services:

•	On-site quality and logistics control;
•	Program design;
•	Hotel and venue coordination and rental;
•	Transportation management;
•	Hospitality management;
•	Registration management;
•	Entertainment coordination; and
•	Food and beverage management.

Fulfillment

Fulfillment is the last stage in the event process.  It includes the actual provision of services such as catering, registration, transportation rental, audio and visual equipment rental, decoration rental and temporary on-site labor.  C3 Event Management plans to offer fulfillment services using either internal resources or third-party vendors as determined on an event-by-event

Results of Operations

For the period ended July 31, 2012

There were no revenues for the period from inception to July 31, 2012.

The company did not pay nor recognize any interest expense for the periods ended July 31, 2012.

We expect to incur the normal expenses related to being a public company such as accounting and legal costs. We may drain all available financial resources to pay for such costs depending on our operations and costs. To date, our attorney has provided services in exchange for a nominal fee, but there is no guarantee that this will continue and thus, we may be financial distressed because of the costs associated with being a public company. We will also incur fees for audits and reviews so that we can file the proper 10q’s and 10k’s. As we begin to generate revenues, realize expenses, and acquire assets, it is possible that the costs related with being a public company will increase.

Liquidity and Capital Resources

The Company has $4,300 in cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mrs. Helms or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

If Mrs. Helms is unable to lend additional funds to the Company in the event that Company needs additional funds, we may need to deploy a plan to sell additional shares or look to a third party to lend funds to the Company. If the Company is to borrow funds from a third party, the terms and conditions of such a loan may not be on favorable terms. If we are unable to address our liquidity issues, there is a great chance that the Company will not have adequate funding to continue its business plan and will thus, fail.

We will require as much as $100,000 in order to market our business and start generating revenues. $100,000 will be enough to fund our operations for the next 12 months, so long as we keep our operations to a minimum and are able to generate revenues.  We currently only have $4,300. Therefore, the cash currently available to us will not enable us to develop the business to the state in which it will optimally be able to generate revenues. If we are to generate revenues prior to needing any additional funding, we will immediately reinvest such revenues into further development our business and deployment of our business plan. We have an oral commitment from Blakeney Strategic Capital, LLC to loan C3 Event Management, Inc. additional operating funds in return for a promissory note which would be required to be repaid at an annual interest rate of 12%.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity. As of July 31, 2012, we have issued 10,680,015 shares of our common stock to various shareholders in exchange for cash.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 9846 Bailey Road, Cornelius, NC 28031. We have no monthly rent, nor do we accrue any expense for monthly rent. Mrs. Helms, our primary officer and director, and our employee provides us a facility in which we conduct business on our behalf. Mrs. Helms does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not currently require personnel other than Mrs. Helms to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;

•	earnings;

•	need for funds;

•	capital requirements;

•	prior claims of preferred stock to the extent issued and outstanding; and

•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, Mrs. Helms from inception (July 29, 2011) to  July 31, 2012.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options

Charity Helms	2012	$-0-	-0-	-0-	$-0-	-0-
CEO, Director

Mrs. Helms has not received any monetary compensation or salary since the inception of the Company. Mrs. Helms has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to C3 Event Management, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

C3 Event Management did not grant any stock options to the executive officer during the most recent fiscal period ended December 31, 2012. C3 Event Management has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mrs. Helms has agreed to provide services to us without compensation until such time as we have earnings from our revenue in excess of our operating requirements needed to implement our plans for building future business and marketing purposes.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Act which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be Issuer Direct Transfer at 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560.

REPORTS TO SECURITY HOLDERS

C3 Event Management, Inc. is not a reporting issuer under the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year.

We plan, in the future, to seek a listing on the OTC Bulletin Board. FINRA requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. If we are successful in listing our shares on the OTCBB, we will have to register our securities under the 1934 Act on form 8-A or form 10 in order to maintain such a quotation.

We may cease filing periodic reports with the Securities and Exchange Commission if:

*	We have less than 300 stockholders of record; or

*	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

WE PLAN TO SEEK A LISTING ON THE OTC BULLETIN BOARD. Because of the requirement that we file periodic reports in order to have our common stock quoted on the  Bulletin Board, we do not intend to suspend our reporting obligations in the foreseeable future.

The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F St,, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by law.

C3 EVENT MANAGEMENT INC.
FINANCIAL STATEMENTS

C3 Event Management Inc
(A Development Stage Company)
Balance Sheet

	December 31,2012	June 30, 2012
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$10	$-
Other current assets
Total Current Assets	10	-

TOTAL ASSETS	$10	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Interest Payable	$129	$
Notes Payable-related party	4,313
Total Current Liabilities	4,442	-

Total Liabilities	4,442	-

Stockholders' Equity (Deficit)
Preferred stock ($0.0001 par value; 10,000,000 authorized	-	-
no shares issued and outstanding at December 31, 2012)
Common stock, ($0.0001 par value, 100,000,000 shares
authorized; zero shares and 10,680,015 shares issued and outstanding
as of June 30, 2012 and December 31, 2012, respectively)	1,068	-
Additional paid-in capital	8,432	-
Deficit accumulated during development stage	(13,932)	-

Total Stockholders' Equity (Deficit)	(4,432)	-

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY (DEFICIT)	$10	$-

The accompanying notes are an integral part of these financial statements.

C3 Event Management Inc
(A Development Stage Company)
Statements of Operations

		Period from	From Inception
	Six-month	July 29, 2011	on July 29, 2011
	period ending	(Inception) to	through
	December 31, 2012	June 30, 2012	December 31, 2012
	(Unaudited)	(Audited)	(Unaduited)

Revenues	$-	$-	$-
Operating Costs
Administrative Expenses	13,803	-	13,803
Taxes and Licenses	-	-	-
Total Operating Costs	13,803	-	13,803
Other Income(Expense)
Interest Expense	129	-	129
Total Other Income(Expense	129	-	129
Net Income (Loss)	$(13,932)	$-	$(13,932)

Basic and Diluted Loss per Common Share	(0.00)	-

Weighted average number of common shares outstanding- basic and diluted	10,001,622	-

The accompanying notes are an integral part of these financial statements.

C3 Event Management Inc
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

	Common Stock	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total

Balance July 29, 2011 (Inception)	-	$-	$-	$-	$-

Net Income (Loss,), for the period				-	-

Balance, June 30, 2012 (Audited)	-	-	-	-	-

Stock issued for cash
on 7/12/2012
@.0001	10,000,000	$1,000			$1,000

Stock issued for cash
on 7/13/2012
@.0125	116,574	$12	$1,445		$1,457

Stock issued for cash
on 7/20/2012
@.0125	174,861	$17	$2,169		$2,186

Stock issued for cash
on 7/27/2012
@.0125	388,580	$39	$4,818		$4,857

Net Income (Loss) , Six-month period ended December 31, 2012				$(13,932)	$(13,932)

Balance, December 31, 2012 (Unaudited)	10,680,015	$1,068	$8,432	$(13,932	$(4,432)

The accompanying notes are an integral part of these financial statements.

C3 Event Management Inc
(A Development Stage Company)
Statements of Cash Flow

		Period from July	From Inception
	Six-month	29, 2011	on July 29, 2011
	period ended	(Inception) to	through
	December 31, 2012	June 30, 2012	December 31, 2012
	(Unaudited)	(Audited)	(Unaduited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(13,932)	$-	$(13,932)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Changes in operating assets and liabilities:
Accrued Interest Payable	129		129

Net cash provided by (used in) operating activities	(13,803)	-	(13,803)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party notes payables	4,313	-	4,313
Proceeds from issuance of common stock	9,500	-	9,500

Net cash provided by (used in) financing activities	13,813	-	13,813

Net increase (decrease) in cash	10	-	10

Cash at beginning of period	-	-	0

Cash at end of period	$10	$-	$10

Supplemental Disclosures of Cash Flow Information:
Cash Paid For:
Interest	-	-	-
Income Taxes	-	-	-

The accompanying notes are an integral part of these financial statements.

C3 Event Management, Inc.
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
December 31, 2012
(Unaudited)

1. NATURE OF OPERATIONS

C3 Event Management, Inc(“The Company”) was incorporated in the State of Delaware on July 29, 2011 to offer general management services that provide its clients with centralized coordination and execution of their overall event. The Company is in the development stage with no revenues and a limited operating history.

Going Concern Consideration
These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred cumulative net losses of $13,932 since its inception and requires capital for its contemplated operation and marketing activities to take place.  The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.  The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is June 30.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business (JOBS)Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  Consequently, our financial statements may not be comparable to companies that comply with public company effective dates.  Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Development Stage Company
The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

Financial Instrument
Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of December 31, 2012 and June 30, 2012.

Income Taxes
The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At December 31, 2012 and June 30, 2012, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share
The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements
In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS (“ASC 855”). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES (“ASC 820”). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company’s results of operations, financial position or cash flow. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for nominal compensation.

4. COMMON SHARES

In July, 2011, the Company authorized the issue of 100,000,000 common shares of the company at par value of $.0001and authorized the issue of 10,000,000 preferred shares at par value of $.0001.

At December  31, 2012 there are total of 10,680,015 common shares of the Company issued and outstanding.

5. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:	December 31, 2012	June 30, 2012

Deferred tax attributed:	$(13,932)	$(0)
Net operating loss carryover	(13,932)	(0)
Less change in valuation allowance
Net deferred tax asset	$0	$-0-

At December 31, 2012 , the Company had an unused net operating loss carry-forward approximating $13,932 that is available to offset future taxable income; the loss carry-forward will start to expire in 2030.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events  through the date of available issuance of these financial statements. During this period, the Company did not have any material recognizable subsequent events.

Stan J.H. Lee, CPA
2160 North Central Rd, Suite 209 *  Fort Lee *NJ 07024
P.O. Box 436402 *San Diego  * CA * 92143

619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
C3 Event Management, Inc.

We have audited the accompanying balance sheets of C3 Event Management, Inc. (”the Company”) as of June 30, 2012 and July 31, 2012 and the related statements of operation, shareholders’ equity (deficit) and cash flows for the period beginning July 29, 2011 (its inception) to June 30, 2012 and the one-month period ended July 31, 2012.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An  audit includes consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in  the  circumstances, but  not  for the purpose of expressing an opinion  on  the  effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of C3 Event Management, Inc. as of June 30, 2012 and July 31, 2012, and the results of its operation and its cash flows for the periods aforementioned in conformity with the U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company lacks liquidity and has accumulated losses from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee
___________________
Stan J.H. Lee, CPA
September 5, 2012
Fort Lee, NJ, 07024

C3 Event Management Inc
(A Development Stage Company)
Balance Sheet

	as of July 31,	as of June 30,
	2012	2012
ASSETS
Current Assets
Cash	$4,300	$-
Other current assets

Total Current Assets	4,300	-

TOTAL ASSETS	$4,300	$-

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Officer advances	$-	$-

Total Current Liabilities	-	-

Total Liabilities	-	-

Stockholders' Equity (Deficit)
Preferred stock ($0.0001 par value; 10,000,000 authorized
no shares issued and outstanding at July 31, 2012)
Common stock, ($0.0001 par value, 100,000,000 shares
authorized; zero shares and 10,680,015 shares issued and outstanding
as of June 30, 2012 and July 31, 2012, respectively)	1,068	-
Additional paid-in capital	8,432	-
Deficit accumulated during development stage	(5,200)	-

Total Stockholders' Equity (Deficit)	4,300	-

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$4,300	$-

The accompanying notes are an integral part of these financial statements.

C3 Event Management Inc
(A Development Stage Company)
Statements of Operations

	One-month period ending	Period from July 29, 2011 (Inception) to	Cumulative from July 29, 2011 (inception) through
	July 31,	June 30,	July 31,
	2012	2012	2012
Revenues

Revenues	$-	-	$-

Total Revenues	-	-	-

Operating Costs
Administrative expenses	5,200	-	5,200
Taxes and licences	-

Total Operating Costs	5,200	-	5,200

Net Income (Loss)	(5,200)	-	(5,200)

Basic earnings per share	$(0.00)	-	$(0.00)

Weighted average number of common shares outstanding	5,340,008	-	5,340,008

The accompanying notes are an integral part of these financial statements.

C3 Event Management Inc
(A Development Stage Company)
Statement of Changes in Stockholders' Equity

				Deficit
				Accumulated
		Common	Additional	During
	Common	Stock	Paid-in	Development
	Stock	Amount	Capital	Stage	Total

Balance July 29, 2011 (Inception)	-	$-	$-	$-	$-

Net Income (Loss,), for the period				-	-

Balance, June 30, 2012	-	$-	$-	$-	$-

Stock issued for cash
on 7/12/2012
@.0001	10,000,000	$1,000			$1,000

Stock issued for cash
on 7/13/2012
@.0125	116,574	$12	$1,445		$1,457

Stock issued for cash
on 7/20/2012
@.0125	174,861	$17	$2,169		$2,186

Stock issued for cash
on 7/27/2012
@.0125	388,580	$39	$4,818		$4,857

Net Income (Loss) , One-month period ended July 31, 2012				(5,200)	(5,200)

Balance, July 31, 2012	10,680,015	$1,068	$8,432	$(5,200)	$4,300

The accompanying notes are an integral part of these financial statements.

C3 Event Management Inc
(A Development Stage Company)
Statements of Cash Flow

	One-month period ended	Period from July 29, 2011 (Inception) to	Cumulative from July 29, 2011 (inception) through
	July 31, 2012	June 30, 2012	July 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(5,200)	$-	$(5,200)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in other current asset

Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	-	-	-

Net cash provided by (used in) operating activities	(5,200)	-	(5,200)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in officer advances
Issuance of common stock	1,068	-	1,068
Additional paid-in capital	8,432	-	8,432

Net cash provided by (used in) financing activities	9,500	-	9,500

Net increase (decrease) in cash	4,300	-	4,300

Cash at beginning of period	-	-	-

Cash at end of period	$4,300	$-	$4,300

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :
Interest	$-	$-	$-

Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

C3 Event Management, Inc
NOTES TO FINANCIAL STATEMENTS
(A Development Stage Company)
July 31, 2012

1. NATURE OF OPERATIONS

C3 Event Management, Inc. (“The Company”) was incorporated in the State of Delaware on July 29, 2011 to offer general management services that provide its clients with centralized coordination and execution of their overall event. The Company is in the development stage with no revenues and a limited operating history.

Going Concern Consideration

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred cumulative net losses of $5,200 since its inception and requires capital for its contemplated operation and marketing activities to take place.  The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations.  The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year-end is June 30.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business (JOBS)Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with ASC 830, “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Development Stage Company

The Company complies with Financial Accounting Standards Codification (“ASC”) 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

Financial Instrument

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of July 31, 2012 and June 30, 2012.

Income Taxes

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At July 31, 2012 and June 30, 2012, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Net Income (Loss) per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS (“ASC 855”). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES (“ASC 820”). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company’s results of operations, financial position or cash flow. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for nominal compensation.

4. COMMON SHARES

In July, 2011, the Company authorized the issue of 100,000,000 common shares of the company at par value of $.0001and authorized the issue of 10,000,000 preferred shares at par value of $.0001.

At July 31, 2012 there are total of 10,680,015 common shares of the Company issued and outstanding.

5. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:	July 31, 2012	June 30, 2012
Deferred tax attributed:	$(5,200)	$(0)
Net operating loss carryover	(5,200)	(0)
Less change in valuation allowance
Net deferred tax asset	$0	$-0-

At July 31, 2012, the Company had an unused net operating loss carry-forward approximating $5,200 that is available to offset future taxable income; the loss carry-forward will start to expire in 2030.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through December 26, 2012, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

Prospectus
_______________________

C3 Event Management, Inc.
9846 Bailey Road
Cornelius, NC 28031
704-519-7484 Telephone

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

SEC Registration Fee	$62.00
Printing and General Expenses	94.00
Accounting Fees and Expenses	5,000.00
Consulting Fees	4,000.00
Legal Fees and Expenses	5,000.00
Blue Sky Fees/Expenses	0.00
Transfer Agent Fees	900.00
TOTAL	$15,056.00

Item 14.  Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Delaware Statutes and our Bylaws.

Under the governing Delaware statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	A willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct .

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law; or;

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Act.

To date we have issued 680,015 shares at $0.0125 totaling $8,500, additionally, 10,000,000 shares were issued to various persons for consideration totaling $1,000 in reliance on the exemption under Rule 506 of Regulation D of the Securities Act of 1933 and in reliance on the exemption under Section 4(2) of the Securities Act of 1933. These shares of our common stock qualified for exemption under Section 4(2) of the Act, including Regulation D and Rule 506 promulgated thereunder relative to transactions by the issuer not involving a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. All purchasers of securities in transactions exempt from registration pursuant to Regulation D represented to us that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act of 1933, as amended.

In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933, as amended for this transaction.

All investors received a Private Placement Memorandum dated November 1, 2010. All investors had a previous existing relationship with the issuer, were apprised of all the risks, and provided a completed subscription agreement.

C3 Event Management Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock Owned After Offering

Charity Helms	240,000	0
Enverdia, LLC	408,000	0
Lodestar Properties	8,400,000	0
Blakeney Strategic Capital	952,000	0
Steve Keller	19,429	0
Jacob Keller	19,429	0
John Lewis	19,429	0
Paige Lewis	19,429	0
Dayna Critz	19,429	0
Robert Palmer	19,429	0
Marion Palmer	19,429	0
David Temple	19,429	0
Joseph McMurry	19,429	0
Lisa McMurry	19,429	0
Sara Palmer	19,429	0
David Galloway	19,429	0
Kotaya Griffin	19,429	0
Katy Kapas	19,429	0
George Critz	19,429	0
Michael Kapas	19,429	0
Donna Bennett	19,429	0
Max Bennett	19,429	0
Julia Meeker	19,429	0
Alan Meeker	19,429	0
Courtney Meeker	19,429	0
Teresa Garvin	19,429	0
Michael Olsson	19,429	0
Teresa Olsson	19,429	0
Chris Day	19,429	0
Faith Day	19,429	0
Ron Johnson	19,429	0
Elizabeth Johnson	19,429	0
John Marus	19,429	0
Wendy Marus	19,429	0
Mary Marus	19,429	0
Natalie Marus	19,429	0
David Hunter	19,429	0
Cara Hunter	19,429	0
Dianne Keller	19,429	0

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16.  Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

3.1	Certificate of Incorporation
3.2	By-Laws
3.3	Amendment for Certificate of Incorporation
4.1	Specimen Stock Certificate
5.1	Opinion of Sharon M. Drew, Esq. regarding legality
23.1	Consent of Stan J.H. Lee

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue..

The undersigned registrant undertakes:

(1)  To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II.  To reflect in this prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

IV.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Charlotte, NC, on February 20, 2013.

C3 Event Management, Inc.

By:	/s/ Charity Helms
Charity Helms,
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Charity Helms	President, Treasurer and Director	February 20, 2013
Charity Helms	(Principal Executive, Financial and Accounting Officer)

/s/ Charity Helms	Vice President and Secretary	February 20, 2013
Charity Helms

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

C3 EVENT MANAGEMENT, INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

3.1	Certificate of Incorporation	Previously filed

3.2	By-Laws	Previously filed

3.3	Amendment for Certificate of Incorporation	Previously filed

4.1	Stock Certificate Specimen	Previously filed

5.1	Opinion of Sharon M. Drew, Esq. regarding legality	Filed herewith

23.1	Consent of Stan J.H. Lee	Filed herewith